Exhibit 99.1

News Release

Visit our website at: www.streamlinehealth.net

STREAMLINE HEALTH ANNOUNCES THE CLOSING OF ACQUISITION OF

INTERPOINT PARTNERS AND RELATED FINANCING

Cincinnati, Ohio –December 8, 2011 — Streamline Health Solutions, Inc. (NasdaqCM: STRM), a leading provider of enterprise and departmental document management solutions and business process workflows for healthcare, today announced the closing of its acquisition of Atlanta-based Interpoint Partners, LLC (“Interpoint”). Streamline Health acquired substantially all the assets of Interpoint for a combination of cash and a convertible subordinated note totaling $5 million. Additionally, the Agreement provides for a contingent earn out payment in cash or convertible subordinated notes based on Interpoint’s financial performance for the 12 month period beginning 6 months after closing and ending 12 months thereafter.

In conjunction with the definitive asset purchase agreement with Interpoint, Streamline Health has entered into a new financing agreement with Fifth Third Bank whereby the bank will provide the Company with a $4.1 million two-year term loan, the proceeds of which were used to finance the cash portion ($2 million) of the initial purchase price, as well as pay down the outstanding balance of the Company’s revolving line of credit with the bank. The Company continues to have the availability of its $3 million revolving line of credit with Fifth Third Bank.

About Streamline Health

Streamline Health transforms unstructured documents, forms, and images into actionable digital assets that improve processes and revenue across the enterprise. Dedicated exclusively to healthcare, our document management solutions create a permanent document-based repository of information that can integrate seamlessly with existing clinical, financial, and administrative information systems. For additional information, please visit our website at http://www.streamlinehealth.net.

About Interpoint

Founded in 2007 by a group of healthcare industry visionaries, Interpoint improves its customers’ bottom line and organizational performance by delivering targeted solutions. These solutions, including Opportunity Explorer (OE) and Opportunity Manager (OM), help healthcare organizations improve total transparency and performance benchmarking by structuring data in a way that helps healthcare providers make informed and actionable business decisions. With instant access to all current, historic, and transaction level data, OE and OM enables providers to uncover opportunities that ensure organizational improvement, improve workflow and payment collection, optimize cash flow and profitability, and ensure accurate and measurable results.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact:	Investor Contact:
Streamline Health Solutions	BPC Financial Marketing
Erica Ryan	John Baldissera
Director of Marketing Communications	(800) 368-1217
(513) 794-7100 erica.ryan@streamlinehealth.net